Exhibit 99.1

SUBSCRIPTION AGREEMENT

BY AND BETWEEN

CH2M HILL COMPANIES, LTD.

AND

AP VIII CH2 HOLDINGS, L.P.

Dated as of May 27, 2015

3.5	No Prior Ownership	17
3.6	No Disqualification Events	17
3.7	No Foreign Control	17
3.8	No Brokers or Finders	17
SECTION 4 COVENANTS OF THE PARTIES		18
4.1	Use of Proceeds	18
4.2	Further Assurances	18
4.3	United States Real Property Holding Corporation Status	18
4.4	Interim Operating Covenants	18
4.5	Access to Information	19
4.6	Publicity	19
4.7	Tax Treatment	20
SECTION 5 CONDITIONS TO THE PARTIES’ OBLIGATIONS TO CONSUMMATE THE INITIAL CLOSING		20
5.1	Conditions of the Investor	20
5.2	Conditions of the Company	22
SECTION 6 CONDITIONS TO THE PARTIES’ OBLIGATIONS TO CONSUMMATE THE SECOND CLOSING		23
6.1	Conditions of the Investor	23
6.2	Conditions of the Company	24
SECTION 7 TERMINATION		25
7.1	Termination	25
7.2	Effects of Termination	25
SECTION 8 MISCELLANEOUS		26
8.1	Survival of Representations	26
8.2	Indemnification	26
8.3	Counterparts	29
8.4	Governing Law	29
8.5	Entire Agreement; No Third-Party Beneficiary	30
8.6	Expenses	30
8.7	Notices	30
8.8	Successors and Assigns	31
8.9	Headings	31
8.10	Amendments and Waivers	32
8.11	Interpretation; Absence of Presumption	32
8.12	Severability	32
8.13	Specific Performance	32

EXHIBITS

Exhibit A - Definitions

Exhibit B — Form of Certificate of Designation

Exhibit C — Form of Investor Rights Agreement

Exhibit D-1 — Form of Legal Opinion (LW)

Exhibit D-2 — Form of Legal Opinion (RLF)

Exhibit E — Disclosure Schedule

Exhibit F -  Investor Disclosure Schedule

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT dated as of May 27, 2015 (this “Agreement”) is between CH2M HILL Companies, Ltd., a Delaware corporation (the “Company”) and AP VIII CH2 Holdings, L.P., a Delaware limited partnership (the “Investor”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, up to an aggregate of 4,821,600 shares (the “Purchased Shares”) of the Company’s Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), at the Initial Closing and the Second Closing (each as defined below), on the terms and subject to the conditions hereinafter set forth, for an aggregate purchase price of $300,000,000.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1

Purchase and Sale of Purchased Shares

1.1                               Purchase and Sale.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the Investor shall purchase, and the Company shall issue and sell to the Investor, the Purchased Shares as follows: (i) at the Initial Closing (as defined below), 3,214,400 of the Purchased Shares (the “Initial Purchased Shares”) and (ii) at the Second Closing (as defined below), 1,607,200 of the Purchased Shares (the “Remaining Purchased Shares”).  The purchase price per Purchased Share shall be $62.22 at each of the Initial Closing and the Second Closing (each, a “Closing”).  The aggregate purchase price for the Purchased Shares to be paid by the Investor at each separate Closing shall be deemed the “Aggregate Purchase Price” for such Closing.  The Aggregate Purchase Price for the Initial Closing shall be $199,999,968.00, and the Aggregate Purchase Price for the Second Closing shall be $99,999,984.00.  Following the Initial Closing Date (as defined below), the Company shall have the right to call the Remaining Purchased Shares (the “Call Right”) at any time upon five (5) Business Days’ prior written notice to the Investor given in accordance with Section 8.7 and cause the Investor to purchase the Remaining Purchased Shares upon such notice; provided, however, that if the Company does not call the Remaining Purchased Shares before the one (1) year anniversary of the Initial Closing Date, the Investor shall purchase, and the Company shall sell to the Investor, the Remaining Purchased Shares on such date in connection with the Second Closing. The earlier of (i) the exercise of the Call Right by the Company and (ii) the one (1) year anniversary of the Initial Closing Date shall be deemed the “Remaining Purchased Shares Condition Precedent.”  The Series A Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designation attached as Exhibit B (the “Certificate of Designation”).

1.2                               Initial Closing.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Initial Purchased Shares (the “Initial Closing”) shall take place at the offices of Latham & Watkins

LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m. local time, on the first (1st) Business Day after the satisfaction or waiver of the latest to occur of the conditions set forth in SECTION 5 (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to their satisfaction) or such other time and place as the Company and the Investor may mutually agree. The date on which the Initial Closing is to occur is herein referred to as the “Initial Closing Date.” At the Initial Closing, (a) the Company will deliver to the Investor the Initial Purchased Shares through book entry facilities, and (b) the Investor shall pay to the Company the full Aggregate Purchase Price for the Initial Purchased Shares by wire transfer of immediately available funds to an account designated in writing by the Company at least two (2) Business Days prior to the Initial Closing.

1.3                               Second Closing.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Remaining Purchased Shares (the “Second Closing”) shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m. local time, on the first (1st) Business Day after the satisfaction or waiver of the latest to occur of the conditions set forth in SECTION 6 (other than those conditions that by their nature are to be satisfied at the Second Closing, but subject to their satisfaction) or such other time and place as the Company and the Investor may mutually agree. The date on which the Second Closing is to occur is herein referred to as the “Second Closing Date.” At the Second Closing, (a) the Company will deliver to the Investor the Remaining Purchased Shares through book entry facilities, and (b) the Investor shall pay to the Company the full Aggregate Purchase Price for the Remaining Purchased Shares by wire transfer of immediately available funds to an account designated in writing by the Company at least one (1) Business Day prior to the Second Closing.

SECTION 2

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date hereof and as of the Initial Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as set forth in this SECTION 2 except as qualified: (a) with respect to the representations and warranties set forth in Sections 2.8 through 2.19, Sections 2.21, 2.24 and 2.25, as set forth in the SEC Documents filed by the Company with the SEC on or after January 1, 2015 (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or any other disclosures contained or referenced therein relating to information factors or risks that are predictive, cautionary or forward-looking in nature) and (b) with respect to each of the representations and warranties in this SECTION 2, as set forth on Exhibit E (the “Disclosure Schedule”) (all such exceptions disclosed in the Disclosure Schedule being numbered to correspond to the applicable Section of this SECTION 2; provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), that:

2.1                               Organization and Power.  The Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company’s Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted, except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries is duly licensed or qualified and in good standing to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.2                               Authorization, Etc.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, carry out its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby (including duly filing the Certificate of Designation with the Secretary of State of the State of Delaware, duly and validly issuing, selling and delivering the Purchased Shares and duly and validly reserving, issuing and delivering the Conversion Shares (as defined below)). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required therefor on the part of the Company. The authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not and will not violate, conflict with, or result in the breach of any term, condition or provision of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), the Certificate of Designation or the Bylaws or the certificate of incorporation, charter, bylaws or other governing instrument of any Subsidiary of the Company; (b) with such exceptions that were not, and would not reasonably be expected, individually or in the aggregate, to be, material, do not and will not (whether with or without notice or lapse of time or both) (i) violate any provision of or constitute or result in a breach or default under, the termination of, acceleration of the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment under, any Material Contract, or material mortgage, credit or loan agreement, note, bond, indenture, deed of trust, license, lease, contract or other instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision; or (ii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, non-renewal or forfeiture of any franchise, permit or license or other right granted by any Governmental Authority to the Company or any of its Subsidiaries; and (c) do not and will not (whether without notice or lapse of time or both) (i) violate any provision of any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries; or (ii) violate any provision of any Applicable Law.  This Agreement has been and the other Transaction Documents (other than the

Certificate of Designation) have or (as of the Initial Closing) will have been duly executed and delivered by the Company.  The Certificate of Designation has been duly executed and has been or (as of the Initial Closing) will have been filed with the Secretary of State of the State of Delaware.  Assuming due execution and delivery thereof by each of the other applicable parties (other than the Company) hereto or thereto, this Agreement and the other Transaction Documents will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, no Company Covered Person is subject to a Disqualification Event.  For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that for purposes of this Agreement Company Covered Persons do not include (a) the Investor, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Investor, or (c) any director of the Company that has been designated by the Investor.

2.3                               Government Approvals.  No consent, approval, authorization or notification of, expiration or termination of any statutory waiting period, or filing with, any Governmental Authority (other than as a party to any Government Contract) or securities exchange or securities market is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, or the consummation by the Company of the transactions contemplated hereby and thereby, including in connection with the issuance of the Purchased Shares or the Conversion Shares, except for: (a) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (b) those which have already been made or granted; (c) the filing of a Form D and a current report on Form 8-K with the SEC; (d) filings with applicable state securities commissions; (e) filings made with relevant antitrust Governmental Authorities; and (f) appropriate filings with the Defense Security Service of the U.S. Department of Defense.

2.4                               Authorized and Outstanding Stock.

(a)                                 The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $.01 par value per share (“Common Stock”), and 50,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”). Of such Preferred Stock, upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, 10,000,000 shares of Preferred Stock will be designated as the Series A Preferred Stock.

(b)                                 As of the date of this Agreement, (i) 27,456,392.947 shares of Common Stock were issued and outstanding, and (ii) 40,296,084 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options or the vesting of restricted stock awards and stock equivalents issued pursuant to the equity incentive plans, short term incentive plans, long term incentive plans or payroll deduction stock purchase plans of the Company.

(c)                                  All of the issued and outstanding shares of Common Stock of the Company are duly and validly authorized and validly issued, fully paid and non-assessable and were issued in compliance with applicable state and federal securities laws and free of preemptive rights.  The Purchased Shares have been duly and validly authorized, and when issued and delivered pursuant to this Agreement, the Purchased Shares will be duly and validly issued, fully paid and non-assessable and will have the rights, preferences, powers, priorities, restrictions, limitations and qualifications set forth in the Charter and the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Purchased Shares (the “Conversion Shares”) have been duly and validly reserved for issuance and, when issued upon conversion thereof in accordance with the terms of the Charter and the Certificate of Designation, will be duly authorized and validly issued, and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, the Transaction Documents, the Charter and the Bylaws. When issued and delivered in accordance with the terms hereof, the Purchased Shares will not be subject to any preemptive right or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or pursuant to the Transaction Documents, and will be free and clear of all liens imposed by or through the Company.

(d)                                 Except for the Purchased Shares, this Agreement and the Investor Rights Agreement and except for redemptions, dividends and distributions required by the Company’s agreements or plans in effect as of the date hereof, by the Charter (including the Certificate of Designation), by the Bylaws and by law: (i) no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person, (ii) there are no stockholders agreements, voting agreements or other similar agreements with respect to the acquisition, disposition or voting of the Company’s capital stock to which the Company or any of its Subsidiaries is a party or, to the Company’s Knowledge, between or among any of the Company’s or any of its Subsidiaries’ stockholders or any other Person, (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound having the right to vote on any matter which the stockholders of the Company or its Subsidiaries, as the case may be, may vote, (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no subscription, warrant, option, convertible security, conversion right, rights of first refusal, preferential purchase right, profits interest, stock appreciation right, phantom stock agreement or similar right issued by the Company to purchase, acquire or sell any shares of capital stock of the Company which are authorized or outstanding, (vi) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security, preferential purchase right or other such right or to issue or distribute to any Person any shares of capital stock of the Company, and (vii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof. Except as set forth in this Agreement, no person or entity is entitled to any preemptive right granted by the Company with respect to any securities of the Company.  The issuance and sale of the Purchased Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(e)                                  As of the date of this Agreement, stock appreciation rights and “phantom stock” awards that economically are equivalent to 44,668 shares of Common Stock are outstanding.

2.5                               Subsidiaries.

(a)                                 The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries.  All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and issued in compliance with applicable state and federal securities laws and free of preemptive rights.

(b)                                 There are no outstanding subscriptions, rights, options, warrants, preemptive rights, convertible securities, conversion rights, rights of first refusal, preferential purchase rights, profits interests, stock appreciation rights, phantom stock agreements or similar rights for the purchase or acquisition from any significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company of any securities of any significant subsidiary, nor are there any commitments to issue or execute any such subscriptions, rights, options, warrants, preemptive rights, convertible securities, conversion rights, rights of first refusal, preferential purchase rights, profits interests, stock appreciation rights, phantom stock agreements or similar rights.

2.6                               Private Placement.  Assuming the accuracy of the representations and warranties of the Investor set forth in Section 3.4 (Investment Representations), the offer and sale of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Shares. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Shares under the Securities Act.

2.7                               SEC Documents; Financial Information.  Since January 1, 2015, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents.  The consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP.

2.8                               Internal Control Over Financial Reporting.  The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.9                               Disclosure Controls and Procedures.  The Company and its Subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance (a) that the maintenance of records accurately and fairly reflect the transactions and dispositions of the assets and incurrence of the liabilities of the Company; (b) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets or incurrence of liabilities of the Company that could have a material effect on the financial statements. The Company has established effective disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and principal financial officer of the Company by others within those entities. The Company’s principal executive officer and principal financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the last day of the period covered by the Company’s most recently filed Annual Report on Form 10-K (such date, the “Evaluation Date”). The Company presented in its most recently filed Annual Report on Form 10-K the conclusions of such officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company has not identified any material weakness in the Company’s internal control over financial reporting during the Company’s last fiscal year that would have or would be reasonably likely to have a Material Adverse Effect.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K).  During the twelve (12) months prior to the date of this Agreement, none of the Company or any of its Subsidiaries has received any notice or correspondence from its auditor relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

2.10                        Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed that would have or reasonably be expected to result in a Material Adverse Effect.

2.11                        Litigation.  Section 2.11 of the Disclosure Schedule sets forth a list of all material litigation, arbitration, claims and proceedings (including proceedings of an administrative nature) and, to the Knowledge of the Company, investigations by any Governmental Authority, pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries. Such litigation, arbitration, claims and proceedings (including proceedings of an administrative nature), and, to the Knowledge of the Company, such investigations by Governmental Authorities, pending or threatened against the Company or any of its Subsidiaries do not and would not be reasonably expected to impair in any material respect the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement or the other Transaction Documents or impede the consummation of the transactions contemplated hereby or thereby.   No judgment, injunction or order of any nature has been issued by any court of other governmental authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.  Neither the Company nor any of its Subsidiaries is in material default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission or other Governmental Authority, or with respect to any ruling or decision of any arbitrator, that is applicable to the Company or any of its Subsidiaries.

2.12                        Compliance with Laws; Permits.  The Company and its Subsidiaries are, and since January 1, 2013 have been, in compliance, with all Applicable Laws (including Laws relating to occupational health and safety, product quality and safety matters) except in each case as has not been and would not reasonably be expected to be, individually or in the aggregate, material. The Company is in compliance in all material respects with all applicable requirements of Sarbanes Oxley applicable to it. The Company and its Subsidiaries possess, and, to the extent applicable, have filed timely applications to renew, all material permits and licenses of Governmental Authorities (the “Permits”) that are required to conduct their business as currently conducted and such Permits are in full force and effect in all material respects.  The Company and each of its Subsidiaries are, and since January 1, 2013 have been, in compliance, with each of its Permits in all material respects, and no material violations are or have been recorded by any Governmental Authority since January 1, 2013 in respect of such Permits.  Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or such Subsidiary, would reasonably be expected to be, individually or in the aggregate, material.

2.13                        Material Contracts.  Neither the Company nor any of its Subsidiaries is in default under or in violation or breach of any Material Contract to which any of them is a party and, to the Company’s Knowledge, no third party defaults exist thereunder, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.  Neither the Company nor any of its Subsidiaries has received any written notice of any default under or violations or breaches of any Material Contract to which any of them is a party.

2.14                        Insurance Coverage.  The Company and each of its Subsidiaries maintains in full force and effect insurance coverage that is adequate for their businesses being conducted and properties owned or leased by the Company and each of its Subsidiaries, and such insurance is customary for comparably situated companies for the businesses being conducted.  Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

2.15                        Taxes.

(a)                                 The Company and each of its Subsidiaries has filed all material Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension). Each such Tax Return is true, correct and complete in all material respects. All material Taxes owed by the Company and each of its Subsidiaries that are due and payable have been paid, except to the extent being contested in good faith for which appropriate reserves have been established in accordance with GAAP;

(b)                                 Neither the Company nor any of its Subsidiaries has received any written claim against it (or the other) for any material Taxes, and no material assessment, deficiency or adjustment has been asserted in writing against the Company or any such Subsidiary which has not been finally settled or paid, except to the extent being contested in good faith for which appropriate reserves have been established in accordance with GAAP. No audits or other administrative proceedings or court proceedings of which the Company or such Subsidiary has received written notice are presently pending or threatened with regard to any material Taxes or Tax Returns of the Company or any such Subsidiary;

(c)                                  All material Taxes which the Company or its Subsidiaries is required by law to withhold and collect have been withheld and collected, and have been paid over to the proper authorities to the extent due and payable; and

(d)                                 Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract (for the avoidance of doubt, other than customary gross-up or indemnification provisions in credit agreements, derivatives, leases and agreements not primarily relating to Taxes); and

(e)                                  The Company is not a “United States real property holding corporation” (a “USRPHC”) as that term is defined in Section 897(c)(2) of the Code and the regulations promulgated thereunder.

2.16                                Employee Benefit Plans.

(a)                                 Section 2.16(a) of the Disclosure Schedule lists each (i) material Company Benefit Plan, (ii) each Multiemployer Plan and (iii) each UK Pension Scheme.

(b)                                 (i) All Company Benefit Plans that are intended to be Tax qualified under Section 401(a) of the Code have received a favorable determination letter (or opinion letter, if applicable) from the IRS as to its qualification under the Code and (ii) to the Company’s Knowledge no event has occurred since the date of the most recent determination letter that would reasonably be expected to result in the loss of Tax-qualification of any such Company Benefit Plan.  Except as would not reasonably be expected to result in material liability to the Company or its Subsidiaries, to the Company’s Knowledge, all Company Benefit Plans that are maintained for employees located in a country other than the United States and which are intended to qualify for Tax-preferred or Tax-exempt treatment in such country have been duly registered in accordance with Applicable Laws and, to the Company’s Knowledge, no event has occurred that would reasonably be expected to result in the loss of Tax-qualification of any such Company Benefit Plans.

(c)                                  Each Company Benefit Plan and UK Pension Scheme is in material compliance with and has been operated and administered in all material respects in accordance with its terms and Applicable Laws, including without limitation, ERISA and the Code. All material contributions (including all employer contributions and employee salary reduction contributions), premiums, profit sharing and benefit payments under or in connection with the Company Benefit Plans, any Multiemployer Plans or any UK Pension Scheme that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans, Multiemployer Plans or UK Pension Schemes have been made or have been reflected in all material respects in accordance with GAAP on the unaudited consolidated balance sheet of the Company and the Subsidiaries, as applicable. All material reports and disclosures relating to the Company Benefit Plans or UK Pension Schemes required to be filed with or furnished to Governmental Authorities or plan participants or beneficiaries, the failure to file or furnish which would give rise to a material liability, have been filed or furnished in all material respects in accordance with Applicable Laws in a timely manner.

(d)                                 Neither the Company nor any of its Subsidiaries or ERISA Affiliates, maintains, sponsors, contributes to or has any liability (including any contingent liabilities), or has since January 1, 2013 maintained, sponsored, contributed to or had any liability (including any contingent liabilities), with respect to any Company Benefit Plan that is subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA or otherwise is a “defined benefit”-type pension plan under Applicable Law. With respect to each Company Benefit Plan that is subject to Title IV of ERISA, (i) no “reportable event,” within the meaning of Section 4043 of ERISA (other than an event for which the 30-day notice period has been waived), and no event described in Section 4062 or 4063 of ERISA, has occurred in the last twelve (12) months that has resulted in or could reasonably be expected to result in material liability to the Company or its Subsidiaries, (ii) no such Company Benefit Plan is in “at risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA, (iii) there has been no cessation of operations at a facility since January 1, 2013 that has resulted in or could reasonably be expected to result in material liability to the Company or its Subsidiaries under Section 4062(e) of ERISA, (iv) no lien on the assets of the Company or its Subsidiaries has arisen or could reasonably be expected to arise under ERISA or the Code as a result of actions or inactions by the Company or its

Subsidiaries, and (v) neither the Company nor its Subsidiaries has (A) engaged in a transaction described in Section 4069 or 4212(c) of ERISA that could result in a material liability to the Company or its Subsidiaries after the Initial Closing Date or (B) incurred, or reasonably expects to incur prior to the Initial Closing Date, any liability under Title IV of ERISA (x) arising in connection with any termination thereof, or a complete or partial withdrawal therefrom, and (y) that could become a material liability of the Company or its Subsidiaries after the Initial Closing Date.

(e)                                  With respect to each such Multiemployer Plan, (i) neither the Company nor any of its Subsidiaries has incurred any material liability since January 1, 2013 in respect of any complete withdrawal (as defined in Section 4203 of ERISA) or partial withdrawal (as defined in Section 4205 of ERISA) from such Multiemployer Plan that remains unsatisfied, (ii) neither the Company nor any of its Subsidiaries has incurred any liability due to the termination, insolvency or reorganization of such Multiemployer Plan since January 1, 2013 that remains unsatisfied or has received any written notification that any such Multiemployer Plan is in reorganization (within the meaning of Section 4121 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and (iii) since January 1, 2013, neither the Company nor any of its Subsidiaries has received any third-party estimate of unsatisfied withdrawal liability under such Multiemployer Plan.

(f)                                   No non-exempt “prohibited transaction,” as such term is described in Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Company Benefit Plans that would subject the Company or its Subsidiaries or any officer thereof to any material Tax or penalty on such prohibited transaction imposed by Section 4975 of the Code, and none of the Company, any ERISA Affiliate, trustee, administrator or other fiduciary has any liability for breach of fiduciary duty or other failure to act or comply with the requirements of ERISA, the Code or any other Applicable Laws in connection with the administration or investment of the assets of any Company Benefit Plan that could become a material liability of the Company or its Subsidiaries after the Initial Closing Date.

(g)                                  There are: (i) no pending or, to the Company’s Knowledge, threatened material audits, actions, suits, grievances, arbitrations, liens or claims by or on behalf of any Company Benefit Plan, Multiemployer Plan or UK Pension Scheme, or any current or former officer, employee, director, independent contractor or consultant, involving any such Company Benefit Plan, Multiemployer Plan or UK Pension Scheme (other than routine claims for benefits or audits required by Applicable Law); and (ii) no administrative investigations, audits or other administrative proceedings by the Department of Labor, the IRS or any other governmental body pending or, to the Company’s Knowledge, threatened or in progress in connection with the Company or its Subsidiaries, their employees or independent contractors or any Company Benefit Plan or UK Pension Scheme that could give rise to a material liability.

(h)                                 Neither the execution and delivery of this Agreement or the Investor Rights Agreement nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly, (either alone or in combination with another event) (i) entitle any current or former employee, officer, director, or consultant of the Company or its Subsidiaries to severance pay, unemployment compensation or any other similar termination payment to be paid under any Company Benefit Plan, or any other material compensation becoming due, or (ii)

accelerate the timing of payment, funding or vesting, or materially increase the amount of or otherwise enhance any compensation, equity awards or benefits due to any current or former officer, employee, director, independent contractor or consultant.

(i)                                     With respect to each UK Pension Scheme that provides defined benefits, (i) there has been no arrangement which might be construed as a compromise or a reduction of a statutory debt under section 75 or 75A of the Pensions Act 1995; and (ii) there is no amount that is treated as a debt due to the trustees of such UK Pension Scheme, or from the Company or any Subsidiary to the trustees of any other pension scheme, under section 75 or 75A of the Pensions Act 1995 (or its predecessor, section 144 of the Pension Schemes Act 1993).

2.17                                Labor and Employees.  There are no material organizational efforts presently being made, or, to the Company’s Knowledge, threatened by or on behalf of any labor union, works council or other labor organization with respect to employees of the Company or its Subsidiaries.  Since January 1, 2013, there has not been, nor is there pending or, to the Company’s Knowledge, threatened, any labor dispute between the Company or any Subsidiary and any labor union, works council or other labor organization, or any strike, picketing, work stoppage, work slowdown or lockout by employees of the Company or any Subsidiary.  Neither the Company nor its Subsidiaries (i) are, or have been since January 1, 2013, engaged in any unfair labor practices, had any unfair labor practice charges or complaints before the National Labor Relations Board or, to the Company’s Knowledge, threatened against them, in each case, that could give rise to a material liability, and (ii) have, or have since January 1, 2013 received, written notice of any material charges, complaints or proceedings pending or, to the Company’s Knowledge, threatened against them before the Equal Employment Opportunity Commission, Department of Labor or any other governmental body responsible for regulating employment practices.

2.18                                Intellectual Property.  The Company and its Subsidiaries own or have obtained valid and enforceable licenses for, or other legal and valid rights to use, the material Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted.  Except as has not had and could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company, the use by the Company or any of its Subsidiaries of any Intellectual Property by the Company or any of its Subsidiaries in their respective businesses does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

2.19                                Environmental Matters.  The Company and its Subsidiaries are, and since January 1, 2013 have been, in compliance with all applicable Environmental Laws and Environmental Permits, except, in each case, where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company and its Subsidiaries have not received any written notice from a Governmental Authority or any other Person of any violation or alleged violation of, or liability or alleged liability under, any Environmental Law or Environmental Permit in connection with their respective business, operations, properties or assets that is unresolved, except where the violation or alleged violation, or liability or alleged liability, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  There has been no release or threatened release of any Hazardous Substances at, on, under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or any of the respective predecessors in interest, or any other location, except, in each case for such releases and threatened releases as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.20                                Investment Company Act.  The Company is not, and immediately after giving effect to the sale of the Purchased Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

2.21                        Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the last Financial Statement, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof:  (a) there has been no Material Adverse Effect; (b) the Company has not materially altered its method of accounting or the identity of its auditors; and (c) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders (other than redemptions and distributions required by the Company’s agreements or plans in effect as of the date hereof, by the Charter (including the Certificate of Designation), by the Bylaws and by law or pursuant to the June 2015 internal market trade) or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

2.22                                Application of Takeover Protections.

(a)                                 There are no “business combination with interested stockholders” or similar antitakeover provisions under the Charter or the Bylaws or the antitakeover laws and regulations of the State of Delaware that are or could become applicable to the Investor solely as a result of the Investor, the Company and its Subsidiaries fulfilling their obligations or exercising their rights under this Agreement or the other Transaction Documents, including, without limitation, the Company’s issuance of the Purchased Shares, the ownership or redemption of the Purchased Shares or the issuance of the Conversion Shares by the Company or the sale or transfer by the Company of the Conversion Shares.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(b)                                 Without limiting the generality of the foregoing representations and warranties contained in this Section 2.22, the Board of Directors has adopted resolutions approving the transactions contemplated hereby and the Transaction Documents for purposes of Section 203(a)(i) of the Delaware General Corporations Law (the “DGCL”) in order to provide that the restrictions on “business combinations” set forth and defined therein shall not apply to the Company or the Investor as a result of the consummation of such transactions.  As a result of the adoption of such resolutions by the Board of Directors, the Investor shall not be deemed an “interested stockholder” for purposes of Section 203 of the DGCL as a result of the consummation of the transactions contemplated by the Transaction Documents.

2.23                                No Brokers or Finders.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the

Company, any of its Subsidiaries or the Investor for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated whose fee is the sole responsibility of the Company.

2.24                        Government Contracts.

(a)                                 Since January 1, 2013:

(i)                                     no termination for default, cure notice or show cause notice has been issued to the Company or any of its Subsidiaries and remains unresolved pertaining to any Government Contract;

(ii)                                  neither the Company nor any of its Subsidiaries has made any voluntary or mandatory disclosure in writing to any Governmental Authority with respect to any material violation of Law arising under or relating to any Government Contract or Government Bid; and

(iii)                               there are no outstanding material disputes between the Company or any of its Subsidiaries and any Governmental Authority or any other Person arising under or relating to any Government Contract or Government Bid; and

(iv)                              neither the Company nor any of its Subsidiaries nor any Principal (as that term is defined in FAR 52.203-13) of the Company or any of the Company’s Subsidiaries are or have been debarred, noticed for debarment or suspended from participation in the award of contracts with the U.S. Government or any other Governmental Authority (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements), and no suspension or debarment actions with respect to Government Contracts have been commenced or, to the Company’s Knowledge, threatened against the Company, any Subsidiary of the Company or any Principal (as that term is defined in FAR 52.203-13) of the Company or any of the Company’s Subsidiaries.

(b)                                 The Company and its Subsidiaries maintain and possess facility clearances granted pursuant to the NISPOM by either the United States Department of Defense or other United States Governmental Authorities reasonably necessary for the conduct by the Company and its Subsidiaries of their United States government business. The Company and its Subsidiaries have complied in all material respects with all requirements necessary to maintain the facility clearances whether imposed by the NISPOM, Defense Security Service of the U.S. Department of Defense or any Government Contract.

2.25                        Certain Business Practices.

(a)                                 The Company and its Subsidiaries, and, to the Knowledge of the Company, their officers, directors and employees, are, and since January 1, 2013, have been, in compliance in all material respects with Applicable Laws governing the importation of goods, Anti-Corruption Laws, and Sanctions Laws.  The Company and its Subsidiaries do not carry on, and have not carried on since January 1, 2013, any business, directly or indirectly, involving Cuba, Iran, Syria, Sudan, North Korea or Crimea.

(b)                                 Neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective officers, directors or employees), since January 1, 2013 (i) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee (including any employee of a state-owned or state-controlled enterprise), political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under Applicable Laws, or (ii) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or other trade restriction imposed by the U.S. Treasury Department’s Foreign Assets Control or any other agency of the United States Government or any EU or EU member state authority.

(c)                                  Neither the Company nor any of its Subsidiaries has, since January 1, 2013, (i) received any written allegation, demand, notice or order with respect to a breach of or liability under any Applicable Law governing the importation of goods, Anti-Corruption Law or Sanctions Law, or (ii) carried out any internal investigation or made any disclosure to a Governmental Authority related to any such Applicable Law.

(d)                                 The Company and its Subsidiaries implement and maintain internal controls, policies and procedures designed to detect, prevent and deter violations of Applicable Laws governing the importation of goods, Anti-Corruption Laws, and Sanctions Laws.

SECTION 3

Representations and Warranties of the Investor

The Investor represents and warrants to the Company as of the date hereof and as of the Initial Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as set forth in this SECTION 3 except as qualified: with respect to each of the representations and warranties in this SECTION 3, as set forth on Exhibit F (the “Investor Disclosure Schedule”) (all such exceptions disclosed in the Investor Disclosure Schedule being numbered to correspond to the applicable Section of this SECTION 3; provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), that:

3.1                                       Organization and Power.   The Investor is a limited partnership or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited partnership or other entity power and authority to own its properties and to carry on its business as presently conducted.

3.2                                       Authorization, Etc.  The Investor has all necessary limited partnership or other entity power and authority to execute and deliver this Agreement and the Investor Rights Agreement, carry out its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Investor of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership or other entity action on the part of the Investor, and no further approval or authorization is required therefor on the part of the Investor. The authorization, execution, delivery and performance by the Investor of this Agreement and the Investor Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and will not: (a) violate, conflict with, or result in the breach of any term, condition or provision of the certificate of limited partnership and limited partnership agreement (or similar organizational document) of the Investor; and (b) with such exceptions that have not had, and would not reasonably expected to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the Investor Rights Agreement do not and will not (whether with or without notice or lapse of time or both) (i) violate any provision of any judgment, ruling, order, writ, injunction or decree applicable to the Investor; or (ii) violate any provision of any Applicable Law applicable to the Investor. This Agreement and the other Transaction Documents have been or will (as of the Initial Closing) have been duly executed and delivered by the Investor. Assuming due execution and delivery thereof as applicable by the other parties hereto or thereto, this Agreement and the Investor Rights Agreement will each be a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by Applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.3                                       Government Approvals.   No consent, approval, license or authorization of, or filing with, any Governmental Authority is required on the part of the Investor in connection with the execution, delivery and performance by the Investor of this Agreement and the Investor Rights Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report the Investor’s ownership of the Purchased Shares; (c) filings with any applicable antitrust Governmental Authority; (d) appropriate filings with the Defense Security Service of the U.S. Department of Defense; and (e) those where the failure to obtain such consent, approval or license or make such filing would not have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.4                                       Investment Representations.

(a)                                 The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)                                 The Investor has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Investor in this Agreement and the Investor Rights Agreement. The Investor acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c)                                  The Investor is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d)                                 By reason of its business or financial experience, the Investor is capable of evaluating the merits and risks of the transactions contemplated hereunder.

(e)                                  The Company has provided to the Investor all documents and information that the Investor has requested relating to an investment in the Company. The Investor recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Purchased Shares.  The Investor has carefully considered and has, to the extent it believes such discussion necessary, discussed with the Investor’s professional legal, Tax and financial advisers the suitability of an investment in the Company, and the Investor has determined that the acquisition of the Purchased Shares is a suitable investment for the Investor.  The Investor has not relied on the Company for any Tax or legal advice in connection with the purchase of the Purchased Shares.  In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in SECTION 2 or in any certificate delivered to the Investor at the Initial Closing or in the Investor Rights Agreement).

3.5                               No Prior Ownership.   Prior to the Initial Closing, the Investor does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Common Stock.

3.6                               No Disqualification Events.   The Investor represents that neither (a) the Investor, (a) to the Investor’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Purchased Shares (in accordance with Rule 506(d) of the Securities Act) to be held by the Investor is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Initial Closing in writing in reasonable detail to the Company.

3.7                               No Foreign Control.   The Investor represents that the Investor is not under the control of any foreign person (including any direct or indirect subsidiary of any foreign person), and that the Investor’s investment in the Company will not have any impact on the ability of the Company or its Subsidiaries to maintain facility security clearances or to continue working on classified U.S. Government projects and programs without restriction on the Company or any of its Subsidiaries.

3.8                               No Brokers or Finders.   No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Investor for any commission, fee or other compensation as a finder or broker because of any act by the Investor.

SECTION 4

Covenants of the Parties

4.1                               Use of Proceeds.   The Company shall use the proceeds from the sale of the Purchased Shares primarily for (a) repayment of borrowed indebtedness, (b) purchases of Common Stock on the Company’s internal market, and/or (c) general corporate purposes, including the expansion and/or development of the Company’s existing business.

4.2                               Further Assurances.  The Company and the Investor shall use their commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable; (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company, any of its subsidiaries or the Investor in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

4.3                               United States Real Property Holding Corporation Status.  The Company shall use its commercially reasonable efforts not to become a USRPHC at any time while the Investors own the Purchased Shares unless the Board of Directors determines in good faith that it is in the best interests of the Company and its stockholders to do so. In the event that the Board of Directors determines in good faith that it is in the best interests of the Company and its stockholders to become a USRPHC, the Company shall give the Investor ninety (90) days’ prior written notice of any action of the Company that would reasonably be expected to cause the Company to become a USRPHC.  In the event that an Investor desires to sell or dispose of any of its Purchased Shares, and upon demand by the Investor, the Company agrees to deliver to such Investor a letter (the “Letter”) that complies with Sections 1.1445-2(c)(3) and 1.897-2(h) of the U.S. treasury regulations promulgated under the Code (the “Treasury Regulations”), addressed to Investor, stating, to the extent such Letter would be accurate, that the Company is not, and has not been, a USRPHC during the period equal to the lesser of (i) the period beginning five years prior to the date of this Agreement through the date of the Letter and (ii) the period from the date of this Agreement through the date of the Letter. The Letter shall be delivered to Investor one business day prior to the close of any sale of the Purchased Shares by Investor (the “Delivery Date”). The Letter shall be dated as of the Delivery Date and signed by a corporate officer who must verify under penalties of perjury that the statement is correct to his or her knowledge and belief pursuant to Section 1.897-2(h) of the Treasury Regulations

4.4                               Interim Operating Covenants.  During the Pre-Closing Period, the Company and its Subsidiaries shall use their commercially reasonable efforts to operate their businesses in the ordinary course, and, without the prior written consent of the Investor, shall not, except as set forth in Section 4.4 of the Disclosure Schedule:

(a)                                 declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company or any of its Subsidiaries;

(b)                                 redeem, repurchase or acquire any capital stock of the Company or any of its Subsidiaries, other than repurchases of capital stock from current or former employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date hereof, the Charter (including the Certificate of Designation), the Bylaws and by law;

(c)                                  amend the Charter or Bylaws in a manner that would adversely affect the Investor either as a holder of Series A Preferred Stock or with respect to the rights of the Investor under this Agreement or the other Transaction Documents; or

(d)                                 authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company or any of its Subsidiaries other than (i) the authorization and issuance of the Series A Preferred Stock and (ii) issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company to employees, officers and directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date hereof.

4.5                               Access to Information.

(a)                                 During the Pre-Closing Period, the Company and each of its Subsidiaries shall continue to cooperate with the Investor and its Representatives and to provide information relating to the Company and each of its Subsidiaries, and their businesses, properties, assets and personnel, as the Investor or any of its Representatives may reasonably request.  Notwithstanding anything herein to the contrary, during the Pre-Closing Period, neither the Company nor any of its Subsidiaries shall be required to disclose information where such disclosure would, in such party’s reasonable judgment, (1) jeopardize the attorney-client privilege of the Company or any such Subsidiary, or (2) conflict with any Laws applicable to the Company or any such Subsidiary; provided, that the Company or any such Subsidiary shall use reasonable efforts to provide any such information in a manner that would not jeopardize such attorney-client privilege or conflict with such Laws.

(b)                                 The Investor will hold any information obtained pursuant to Section 4.5(a) in confidence in accordance with the Confidentiality Agreements.

4.6                               Publicity. Except as otherwise contemplated hereby or as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company), which consents shall not be unreasonably withheld, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  Each party agrees to consider the comments of the other parties reasonably and in good faith.

4.7                               Tax Treatment.  The parties intend that the Series A Preferred Stock constitutes common stock (and not “preferred stock”) for purposes of Section 305 of the Code, and unless otherwise required by a change in Law pursuant to a “determination” within the meaning of Section 1313(a) of the Code, shall prepare all U.S. federal Tax Returns consistent with such intent.

SECTION 5

Conditions to the Parties’ Obligations to Consummate the Initial Closing

5.1                               Conditions of the Investor.   The obligations of the Investor to consummate the transactions contemplated hereby to be consummated at the Initial Closing are subject to the satisfaction, on or prior to the Initial Closing Date, of each of the following conditions precedent:

(a)                                 Representations and Warranties.   Each of the representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3, 2.4(a), 2.4(c) (other than the first sentence thereof) and 2.23 of this Agreement shall be true and correct as of the date of this Agreement and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the Initial Closing Date (which need only be so true and correct as of such date or time).  Each of the representations and warranties of the Company set forth in the first sentence of Section 2.4(c) and in Section 2.4(d) of this Agreement shall be true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect,” or similar qualifier set forth therein) in all material respects as of the date of this Agreement and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the Initial Closing Date (which need only be so true and correct in all material respects as of such date or time).  The representations and warranties of the Company set forth in Section 2.4(b) shall be true and correct as of the date of this Agreement and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the Initial Closing Date (which need only be so true and correct as of such date or time), and except, in each case, for any inaccuracies that would not, individually or in the aggregate, reflect a change in the number of fully diluted shares of Common Stock, before giving effect to the issuance of the Purchased Shares, of more than 0.25% from that reflected in the representations and warranties of the Company set forth in Section 2.4(b).  Each of the representations and warranties of the Company contained in SECTION 2 of this Agreement (other than the representations and warranties of the Company set forth in Sections 2.1 to 2.4 and 2.23 of this Agreement (the “Company Fundamental Representations”)) shall be true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein) as of the date of this Agreement and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the Initial Closing Date (which need only be so true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 Covenants.   The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Initial Closing.

(c)                                  Certificates.   The Company shall have delivered to the Investor (i) a certificate, dated as of the Initial Closing Date and executed on behalf of the Company by an authorized officer, to the effect that each of the conditions set forth in Section 5.1(a) and 5.1(b) has been satisfied, and (ii) a certificate, dated as of the Initial Closing Date and executed on behalf of the Company by its Secretary, certifying the Company’s (A) current versions of the Charter, the Certificate of Designation and the Bylaws, (B) resolutions adopted by the Board of Directors approving this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and (C) the signatures and authority of persons signing the Agreement, the certificates and the Investor Rights Agreement on behalf of the Company.

(d)                                 Purchased Shares.   The Company shall have delivered to the Investor the Initial Purchased Shares through book entry facilities.

(e)                                  Investor Rights Agreement.  The Company shall have entered into the Investor Rights Agreement.

(f)                                   Legal Opinion.  The Company shall have provided legal opinions addressed to the Investor rendered by Latham & Watkins LLP and Richards Layton & Finger, PA in substantially the forms attached hereto as Exhibit D-1 and Exhibit D-2.

(g)                                  Certificate of Designation.   The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

(h)                                 Good Standing Certificate.   The Company shall have delivered to the Investor a certificate of good standing dated as of a recent date with respect to the Company issued by the Secretary of State of the State of Delaware.

(i)                                     HSR Matters.   All filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have been made, and any required waiting period thereunder shall have expired or been earlier terminated.

(j)                                    Material Adverse Effect.   There shall have occurred no event or condition that has given rise to a Material Adverse Effect since the execution of this Agreement.

(k)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or Governmental Authority of competent jurisdiction that (i) makes the Initial Closing illegal or (ii) prohibits the consummation of any of the transactions contemplated by the Transaction Documents since the execution of this Agreement.

5.2                               Conditions of the Company.   The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Initial Closing Date, of each of the following conditions precedent:

(a)                                 Representations and Warranties.   Each of the representations and warranties of the Investor set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.8 of this Agreement (the “Investor Fundamental Representations”) shall be true and correct as of the date of this Agreement and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the Initial Closing Date (which need only be so true and correct as of such date or time).  Each of the representations and warranties of the Investor contained in SECTION 3 of this Agreement (other than the Investor Fundamental Representations) shall be true and correct (without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein) as of the date of this Agreement and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the Initial Closing Date (which need only be so true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Investor’s ability to consummate the transactions under this Agreement and the Investor Rights Agreement.

(b)                                 Covenants. The Investor shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Investor at or prior to the Initial Closing.

(c)                                  Certificate. The Investor shall have delivered to the Company a certificate, dated as of the Initial Closing Date and executed on behalf of the Investor by its authorized representative, to the effect that each of the conditions set forth in Sections 5.2(a) and 5.2(b) has been satisfied.

(d)                                 Consideration for the Securities. The Investor shall have paid the Aggregate Purchase Price for the Initial Purchased Shares by wire transfer of immediately available funds to an account designated in writing by the Company.

(e)                                  Investor Rights Agreement.  The Investor shall have entered into the Investor Rights Agreement.

(f)                                   Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

(g)                                  HSR Matters.   All filings required under the HSR Act shall have been made, and any required waiting period thereunder shall have expired or been earlier terminated.

(h)                                 IRS Form W-9.   The Investor shall have delivered to the Company a properly executed IRS Form W-9 certifying that the Investor is exempt from U.S. federal backup withholding Tax.

(i)                                     No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or Governmental Authority of competent jurisdiction that (i) makes the Initial Closing illegal or (ii) prohibits the consummation of any of the transactions contemplated by the Transaction Documents since the execution of this Agreement.

SECTION 6

Conditions to the Parties’ Obligations to Consummate the Second Closing

6.1                               Conditions of the Investor.   The obligations of the Investor to consummate the transactions contemplated hereby to be consummated at the Second Closing are subject to the satisfaction, on or prior to the Second Closing Date, of the conditions precedent set forth in Sections 5.1(f), (h) and (i) and each of the additional following conditions precedent:

(a)                                 Representations and Warranties.   Each of the representations and warranties of the Company set forth in Sections 2.1, 2.2 (other than Subsection 2.2(c)), 2.4(c) (other than the first sentence thereof) and 2.23 of this Agreement shall be true and correct on and as of the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Second Closing Date, except for representations and warranties that speak as of a specific date or time other than the Second Closing Date (which need only be so true and correct as of such date or time).  Each of the representations and warranties of the Company set forth in Sections 2.2(c) and 2.3 and the first sentence of Section 2.4(c) of this Agreement of this Agreement shall be true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect,” or similar qualifier set forth therein) in all material respects as of the date of this Agreement and as of the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Second Closing Date, except for representations and warranties that speak as of a specific date or time other than the Second Closing Date (which need only be so true and correct in all material respects as of such date or time).  The representations and warranties of the Company set forth in Section 2.4(d) shall be true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein) as of the date of this Agreement and as of the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Second Closing Date, except for representations and warranties that speak as of a specific date or time other than the Second Closing Date (which need only be so true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The representations and warranties of the Company set forth in Sections 2.4(a) and 2.4(b) (the “Company Capitalization Representations”) shall be true and correct as of the date of this Agreement and as of the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Second Closing Date, except for representations and warranties that speak as of a specific date or time other than the Second Closing Date (which need only be so true and correct as of such date or time), and except, in each case, for any inaccuracies that would not, individually or in the aggregate, reflect a change in the number of fully diluted shares of Common Stock, before giving effect to the issuance of the Purchased Shares, of more than 0.25% from that reflected in the Company Capitalization Representations.

(b)                                 Covenants. The Company shall have performed and complied in all material respects with the covenants and agreements set forth in Sections 4.1 and 4.7 of this Agreement to be performed or complied with by the Company at or prior to the Second Closing.

(c)                                  Remaining Purchased Shares Condition Precedent. The Remaining Purchased Shares Condition Precedent shall have occurred.

(d)                                 Purchased Shares.  The Company shall have delivered to the Investor the Remaining Purchased Shares through book entry facilities.

(e)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or Governmental Authority of competent jurisdiction that (i) makes the Second Closing illegal or (ii) prohibits the consummation of any of the transactions contemplated by the Transaction Documents since the Initial Closing.

6.2                               Conditions of the Company.   The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Second Closing Date, of the conditions precedent set forth in Section 5.2(g) and each of the additional following conditions precedent:

(a)                                 Representations and Warranties.   Each of the Investor Fundamental Representations shall be true and correct on and as of the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Second Closing Date, except for representations and warranties that speak as of a specific date or time other than the Second Closing Date (which need only be so true and correct as of such date or time).

(b)                                 Covenants. The Investor shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Investor at or prior to the Second Closing.

(c)                                  Remaining Purchased Shares Condition Precedent. The Remaining Purchased Shares Condition Precedent shall have occurred.

(d)                                 Consideration for the Securities. The Investor shall have paid the Aggregate Purchase Price for the Remaining Purchased Shares by wire transfer of immediately available funds to an account designated in writing by the Company.

(e)                                  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or Governmental Authority of competent jurisdiction that (i) makes the Second Closing illegal or (ii) prohibits the consummation of any of the transactions contemplated by the Transaction Documents since the Initial Closing.

SECTION 7

Termination

7.1                               Termination.  The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Initial Closing or the Second Closing, as applicable, shall terminate as follows:

(a)                                 upon the mutual written consent of the Company and the Investor;

(b)                                 by the Investor if any of the conditions set forth in Section 5.1 with respect to the Initial Closing, or set forth in Section 6.2 with respect to the Second Closing, shall in either case have become incapable of fulfillment, and shall in either case not have been waived by the Investor;

(c)                                  by the Company if any of the conditions set forth in Section 5.2 with respect to the Initial Closing, or set forth in Section 6.2 with respect to the Second Closing, shall in either case have become incapable of fulfillment, and shall in either case not have been waived by the Company; or

(d)                                 by either the Company or the Investor if the Initial Closing has not occurred on or prior to July 27, 2015 or, if the Initial Closing has already occurred, if the Second Closing has not occurred on or prior to the date that is five (5) Business Days following the one (1) year anniversary of the Initial Closing Date.

7.2                               Effects of Termination. In the event of any termination of this Agreement in accordance with Section 7.1, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability for damages arising from any material breach by such party of its obligations of this Agreement arising prior to such termination and (B) any fraud.  In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the Sections 8.3 to 8.8 (Counterparts; Governing Law; Entire Agreement, No Third-Party Beneficiary; Expenses; Notices; Successors and Assigns), Section 8.10 (Amendments and Waivers), Section 8.12 (Severability), Section 8.13 (Specific Performance) and Section 4.6 (Publicity) shall survive the termination of this Agreement.

SECTION 8

Miscellaneous

8.1                               Survival of Representations.   The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Initial Closing of the transactions contemplated hereby.  Notwithstanding the foregoing, (a) the representations and warranties contained in or made pursuant to this Agreement shall survive until fifteen (15) months after the Initial Closing Date (the “Initial Closing Cut-Off Date”); provided, further, however, that the Company Fundamental Representations and the Investor Fundamental Representations and any such certificate or instrument related thereto shall each survive until the expiration of the applicable statute of limitations; and, provided further, that if notice of a claim for indemnification pursuant to Section 8.2 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved; and (b) all covenants and agreements contained in or made pursuant to this Agreement shall survive until the Initial Closing Cut-Off Date; provided, that, the covenants and agreements contained herein requiring performance in whole or in part after the Initial Closing Date shall survive in accordance with their terms.

8.2                               Indemnification.

(a)                                 Indemnification by Company. The Company hereby agrees to indemnify and hold the Investor, its Affiliates and each of its and their respective directors, officers, partners, members, managers, employees and agents (collectively, the “Indemnified Investor Parties”) harmless from and against any and all actual out-of-pocket liabilities, costs, expenses, losses, damages and penalties (provided, that attorneys’ fees and expenses shall be reasonable) which may be imposed on, incurred by, or asserted against such Indemnified Investor Party, relating to or arising out of (i) the failure of the representations or warranties made by the Company in this Agreement or in any certificate delivered pursuant hereto to be true and correct (excluding any Company Fundamental Representations), (ii) the failure of any Company Fundamental Representations made by the Company in this Agreement or in any certificate delivered pursuant hereto to be true and correct, or (iii) the breach of any of the covenants of the Company contained herein (clauses (i), (ii) and (iii), the “Indemnified Investor Liabilities”); provided that in the case of clauses (i) or (ii), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 8.1.

(b)                                 Indemnification by the Investor. The Investor hereby agrees to indemnify and hold each of the Company, its Affiliates and each of its and their respective directors, officers, partners, members, managers, employees and agents (collectively, the “Indemnified Company Parties”) harmless from and against any and all actual out-of-pocket liabilities, costs, expenses, losses, damages and penalties (provided, that attorneys’ fees and expenses shall be reasonable) which may be imposed on, incurred by, or asserted against such Indemnified Company Party, relating to or arising out of (i) the failure of the representations or warranties made by the Investor in this Agreement or in any certificate delivered pursuant hereto to be true and correct (excluding any Investor Fundamental Representations), (ii) the failure of any Investor Fundamental Representations made by the Investor in this Agreement or in any certificate delivered pursuant hereto to be true and correct, or (iii) the breach of any of the covenants of the Investor contained herein (clauses (i), (ii) and (iii), the “Indemnified Company Liabilities”); provided that in the case of clauses (i) or (ii), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 8.1.

(c)                                  Limitations on Liability.

(i)                                     The right of the Investor to be indemnified by the Company from an amount not to exceed ten percent (10.0%) of the Aggregate Purchase Price paid for Purchased Shares pursuant to this Agreement (the “Company Maximum Indemnity Amount”) shall be the sole and exclusive remedy available to the Investor in respect of any indemnification for matters covered under Section 8.2(a)(i) (the “Indemnified Investor Representation Liabilities”); provided, however, that the right of the Investor to be indemnified solely and exclusively from the Company Maximum Indemnity Amount for the Indemnified Investor Representation Liabilities shall not apply to claims of fraud by the Company.

(ii)                                  The right of the Company to be indemnified by the Investor from an amount not to exceed ten percent (10.0%) of the Aggregate Purchase Price paid for Purchased Shares pursuant to this Agreement (the “Investor Maximum Indemnity Amount”) shall be the sole and exclusive remedy available to the Company in respect of any indemnification for matters covered under Section 8.2(b)(i) (the “Indemnified Company Representation Liabilities”) with respect to the Investor; provided, however, that the right of the Company to be indemnified solely and exclusively from the Investor Maximum Indemnity Amount for the Indemnified Company Representation Liabilities shall not apply to claims of fraud by the Investor.

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims of fraud by the Company, the Company not shall be liable to an Indemnified Investor Party in respect of any Indemnified Investor Representation Liabilities except to the extent that the aggregate amount (without duplication) of Indemnified Investor Representation Liabilities of the party seeking indemnification exceeds $3,000,000, at which point the Company shall be liable to such Indemnified Investor Party for the total amount of such Indemnified Investor Representation Liabilities (subject to the limitations set forth in Section 8.2(c)(i)).

(iv)                              Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims of fraud by the Investor, the Investor not shall be liable to an Indemnified Company Party in respect of any Indemnified Company Representation Liabilities except to the extent that the aggregate amount (without duplication) of Indemnified Company Representation Liabilities of the party seeking indemnification exceeds $3,000,000, at which point the Investor shall be liable to such Indemnified Company Party for the total amount of such Indemnified Company Representation Liabilities (subject to the limitations set forth in Section 8.2(c)(ii)).

(v)                                 No current or former stockholder, director, officer, employee, Affiliate or advisor of the Company shall have any liability of any nature to the Investor with respect to any matter arising under or related to this Agreement or the transactions contemplated hereby.

(vi)                              No current or former stockholder, director, officer, employee, Affiliate or advisor of the Investor shall have any liability of any nature to the Company or any of its Subsidiaries with respect to any matter arising under or related to this Agreement or the transactions contemplated hereby.

(d)                                 Indemnification Procedure. Each Indemnified Investor Party or Indemnified Company Party, as the case may be, seeking indemnification (the “Indemnified Party”) shall give the indemnifying party (the “Indemnitor”) prompt written notice of any claim asserted in writing against such Indemnified Party that would reasonably be expected to give rise to Indemnified Investor Liabilities or Indemnified Company Liabilities, as the case may be (the “Indemnified Liabilities”), setting forth a description of the nature and basis of such claim of which such Indemnified Party has knowledge; provided, however that any delay or failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced by such delay or failure. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder as long as the Indemnitor pursues the same diligently and in good faith, and the Indemnified Party shall cooperate with the Indemnitor and its counsel in all reasonable respects in the defense of any such claim or settlement thereof (provided, however that the Indemnitor will not settle any such claim without (i) the appropriate Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, or (ii) obtaining an unconditional release of the appropriate Indemnified Party from all claims arising out of the claim with no admission of wrongdoing by the appropriate Indemnified Party).  Notwithstanding the foregoing, the Indemnitor shall not be entitled to control the defense of any claim in the event that, based upon the advice of counsel for the Indemnified Party, there are one or more material defenses available to the Indemnified Party which are not available to the Indemnitor; provided, however, that with respect to any claim as to which the Indemnified Party is controlling the defense, the Indemnitor will not be liable to any Indemnified Party for any settlement of any claim pursuant to this Section 8.2 that is effected without its prior written consent.  After the Indemnitor has notified the Indemnified Party of its intention to undertake to defend or settle any asserted liability, and for so long as the Indemnitor diligently pursues such defense, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof. In no event shall the Indemnitor be required to pay the fees and expenses for more than one counsel for all Indemnified Parties.  Notwithstanding anything in this Agreement to the contrary, the Indemnitor shall not be permitted to assume the defense of a claim if (x) such claim seeks remedies against any Indemnified Party, in addition to or other than, monetary damages that are reasonably likely to be awarded, or (y) such claim involves a criminal proceeding against any Indemnified Party.

(e)                                  Limitation on Damages.  Notwithstanding any other provision of this Agreement, except in the case of fraud, in connection with this Section 8.2, (i) the Company shall not have any liability in connection to the Indemnified Investor Parties in excess of the Aggregate Purchase Price paid by the Investor pursuant to this Agreement, (ii) the Investor shall not have any liability to the Indemnified Company Parties in excess of the Aggregate Purchase Price paid by the Investor pursuant to this Agreement, and (iii) neither the Company nor the Investor shall be liable for any exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby.

(f)                                   Purchase Price Adjustment.   Any indemnification payment hereunder shall be treated as an adjustment to the purchase price of the Purchased Shares for all Tax purposes unless otherwise required by Applicable Law.

8.3                               Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and this Agreement will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signatures pages had been delivered.

8.4                               Governing Law.

(a)                                 This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware that apply to contracts made and performed entirely within such state.

(b)                                 Each of the parties irrevocably agrees that any legal action or proceeding (each, a “Proceeding”) arising out of or relating to this Agreement brought by any party or its affiliates against any other party or its affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such Proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein in accordance with Section 8.7 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)                                  Waiver of Jury Trial.  EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8.5                               Entire Agreement; No Third-Party Beneficiary.  This Agreement, the other Transaction Documents and the Confidentiality Agreements contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

8.6                               Expenses.  All fees, costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including accounting and legal fees and disbursements shall be paid by the party incurring such expenses, except that, upon consummation of the Initial Closing, the Company shall reimburse the Investor for all reasonable and documented out-of-pocket costs and expenses, including accounting and legal fees and disbursements of counsel to the Investor, expenses, other professional fees and expenses, and all reasonable out-of-pocket due diligence expenses, in an aggregate amount not to exceed $2,500,000, incurred by the Investor in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

8.7                               Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by facsimile transmission, when transmitted and receipt is confirmed; (d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 8.7(a), 8.7(b) or 8.7(c), when transmitted and receipt is confirmed; and (e) if otherwise actually personally delivered, when delivered.  All communications to the Company shall be sent to:

CH2M HILL Companies, Ltd.

919 South Jamaica Street

Englewood, CO  80112-5946

Fax No.: (720) 286-8686

E-mail: thomas.mccoy@ch2m.com

Attention: Thomas McCoy, Executive Vice President, General Counsel & Secretary

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Fax No.: (650) 463-2600

E-mail: tad.freese@lw.com

Attention: Tad J. Freese

All communications to the Investor shall be sent to:

AP VIII CH2 Holdings, L.P.
c/o Apollo Management VIII, L.P.
9 West 57th Street
New York, NY 10019
Fax No.: (646) 607-0528
E-mail: lmedley@apollolp.com

Attention: Laurie Medley, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Fax No.: (212) 757-3990

E-mail: bfinnegan@paulweiss.com

Attention: Brian P. Finnegan

or at such other address as the Investor may designate pursuant to the provisions of this Section 8.7.

8.8                               Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto.  Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

8.9                               Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

8.10                        Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the holders of a majority of the Conversion Shares issued or issuable upon conversion of shares of Series A Preferred Stock issued pursuant to this Agreement. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

8.11                        Interpretation; Absence of Presumption.

(a)                                 For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b)                                 With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

8.12                        Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

8.13                        Specific Performance.  The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

(Signature pages follow)

The parties have caused this Subscription Agreement to be executed as of the date first written above.

COMPANY

CH2M HILL COMPANIES, LTD.

By:	/s/ Gary L. McArthur
Name: Gary L. McArthur
Title: Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

INVESTOR: AP VIII CH2 HOLDINGS, L.P.

By:	APOLLO ADVISORS VIII, L.P.,
its general partner

By:	APOLLO CAPITAL MANAGEMENT VIII, LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

EXHIBIT A

DEFINED TERMS

The following capitalized terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Anti-Corruption Laws” means all Applicable Laws and agreements with Governmental Authorities relating to anti-corruption, anti-bribery and anti-money laundering.

“Applicable Law” means applicable Law.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Wilmington, Delaware or Denver, Colorado.

“Bylaws” means that Company’s Amended and Restated Bylaws, as amended, modified or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA and any other bonus, change-in-control, retention, deferred compensation, retirement, pension, profit participation, incentive compensation, Tax gross-up, stock ownership, stock purchase, stock option, phantom stock, dependent care, vacation, severance, employment, consulting, termination, disability, death benefit, health, medical, hospitalization or insurance contract, plan, program, agreement, arrangement, practice or policy (including any related trust or funding mechanism), whether or not subject to ERISA, written or unwritten, under which (a) any current or former employee, officer, director, or independent contractor of the Company or any of its Subsidiaries has any present or future right and which are entered into, contributed to, sponsored by or maintained by the Company or any of its ERISA Affiliates, or (b) the Company or any of its Subsidiaries has or could have any present or future liability, whether actual or contingent or direct or indirect, other than any Multiemployer Plan or UK Pension Scheme.

“Confidentiality Agreements” means (i) that certain letter agreement relating to confidentiality matters between the Company and Apollo Management VIII, L.P., dated March 5, 2015 and (ii) that certain letter agreement relating to confidentiality matters between the Company and Apollo Management VIII, L.P., dated April 23, 2015.

“Employment Laws” means any and all Applicable Laws related to or in respect of employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination, workers’ compensation, the collection and payment of withholding and/or payroll Taxes and similar Taxes and the Worker Adjustment and Retraining Notification Act (29 USC §2101 et seq.) and any similar state or local Law.

“Environmental Law” means all Applicable Laws (including The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing) which relate to (a) noise; (b) pollution, protection of natural resources, or protection or clean-up of the environment, including air, surface water, ground water or land; (c) solid, gaseous or liquid waste or Hazardous Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (d) exposure of Persons or property to Hazardous Substances; (e) the safety or health of employees or other Persons; or (f) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment.

“Environmental Permit” means any Permit, approval or other authorization under any Applicable Law and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of, wastes, pollutants, contaminants or Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that together with the Company is required to be treated as a single employer under within the meaning of Sections 414(b), (c), (m), or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government (or agency or political subdivision thereof), (b) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (c) multinational organization or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

“Government Bid” means any offer to sell made by the Company or any Subsidiary of the Company prior to the Initial Closing Date which, if accepted, would result in a Government Contract.

“Government Contract” means any contract between the Company or any Subsidiary of the Company, on the one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor to any Governmental Authority, or (iii) any subcontractor at the first tier with respect to any contract of a type described in clauses (i) or (ii) above, on the other hand.  A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Hazardous Substance” means any pollutant or contaminant, or hazardous or toxic waste, substance or product or material defined or regulated by any applicable law, rule, regulation or order described in the definition of “Environmental Laws,” including solid waste (as defined under the Resource Conservation and Recovery Act of 1976 or its regulations, as amended), petroleum and any fraction thereof, and any radioactive materials and waste.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the Investor Rights Agreement between the Company and the Investor in the form attached to the Agreement as Exhibit C.

“Intellectual Property” means any of the following, as they exist anywhere in the world, whether or not registered: (a) patents, patent applications and statutory invention registrations; (b) trademarks, service marks, trade dress, trade names, logos, corporate names, domain names and other source identifiers and all goodwill related thereto; (c) copyrights and mask works; (d) trade secrets under applicable law, including confidential and proprietary information and know-how; (e) computer software programs, including all source code, designs and documentation related thereto; and (f) any and all other intellectual or industrial property rights recognized by any Governmental Authority.

“Knowledge” means, with respect to the Company and its Subsidiaries, the knowledge of Jacque Hinman, Gary McArthur, Greg McIntire, Tom McCoy, Ryan Beckman and Matt McGowan, after reasonable inquiry.

“Law” means any law (including common law), statute, code, standard, ordinance, order, rule, regulation or similar requirement enacted by any Governmental Authority.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect upon the condition (financial or otherwise), business, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate, provided that such effects are not borne disproportionately by the Company or any of its Subsidiaries; (b) any conditions affecting the U.S. general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world, provided that such effects are not borne disproportionately by the Company or any of its Subsidiaries; (c) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (d) any conditions resulting from natural disasters; (e) changes in any law, rule, regulation or GAAP; (f) any action taken or omitted to be taken by or at the written request or with the written consent of the Investor; (g) any announcement of this

Agreement or the transactions contemplated hereby; (h) changes in the market price of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); or (i) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur).

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA with respect to which the Company or any of it its ERISA Affiliates has or could reasonably be expected to have any liability.  Multiemployer Plan does not include any UK Pension Scheme.

“NISPOM” means the U.S. Government’s National Industrial Security Program Operating Manual.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a Governmental Authority or political subdivision thereof.

“Pre-Closing Period” means the period commencing on the date hereof and terminating on the earlier to occur of (a) the Initial Closing and (b) the termination of this Agreement in accordance with Section 7.1 of this Agreement.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors.

“Sanctions Laws” means all Applicable Laws relating to anti-terrorism, export controls and sanctions, including prohibited or restricted international trade and financial transactions and lists maintained by Governmental Authorities targeting certain countries, territories, entities or persons.

“Sarbanes Oxley” means The Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) publicly filed by the Company with the SEC on or after January 1, 2015.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” or “Taxes” means any taxes, assessments, fees and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, real property personal property, value added, turnover, sales, use, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess or windfall profits, occupational, premium, severance, estimated, or other similar charge in the nature of a tax.

“Tax Return” means any report, return, election, document, estimated Tax filing, declaration, claim for refund, property Tax rendition, information returns, or other filing relating to Taxes (including any schedules or attachments thereto and any amendment thereof) required to be filed with any Governmental Authority with respect to any Tax.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designation and the Investor Rights Agreement.

“UK Pension Scheme” means any pension arrangement under which the Company or any of its Subsidiaries has or could have any present or future obligation to provide or contribute towards any retirement (including grounds of ill-health), death or similar benefits in respect of any current or former worker, employee, officer, director, or independent contractor based in the United Kingdom.

The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section

Agreement	Preamble
Aggregate Purchase Price	1.1
Call Right	1.1
Certificate of Designation	1.1
Charter	2.2
Closing	1.1
Common Stock	2.4(a)
Company	Preamble
Company Capitalization Representations	6.1(a)
Company Covered Persons	2.2
Company Fundamental Representations	5.1(a)
Company Maximum Indemnity Amount	8.2(c)(i)
Conversion Shares	2.4(c)
Delivery Date	4.3
DGCL	2.22(b)
Disclosure Schedule	SECTION 2
Disqualification Events	2.2
Evaluation Date	2.9
Financial Statements	2.7
HSR Act	5.1(i)
Indemnified Company Liabilities	8.2(b)
Indemnified Company Representation Liabilities	8.2(c)(ii)
Indemnified Company Parties	8.2(b)
Indemnified Investor Liabilities	8.2(a)
Indemnified Investor Representation Liabilities	8.2(c)(i)
Indemnified Investor Parties	8.2(a)
Indemnified Liabilities	8.2(d)
Indemnified Party	8.2(d)
Indemnitor	8.2(d)
Initial Closing	1.2
Initial Closing Cut-Off Date	8.1
Initial Closing Date	1.2
Initial Purchased Shares	1.1
Investor	Preamble
Investor Disclosure Schedule	SECTION 3
Investor Fundamental Representations	5.2(a)
Investor Maximum Indemnity Amount	8.2(c)(ii)
Letter	4.3
Permits	2.12

Term	Section

Preferred Stock	2.4(a)
Proceeding	8.4(b)
Purchased Shares	Recitals
Remaining Purchased Shares	1.1
Remaining Purchased Shares Condition Precedent	1.1
Second Closing	1.3
Second Closing Date	1.3
Series A Preferred Stock	Recitals
Treasury Regulations	4.3
USRPHC	2.15(e)